Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for the Spanlink Communications, Inc. 1996 Omnibus Stock Plan of our report dated February 29, 1996, which appears on page F-2 of the Registration Statement (No. 333-02022C) on Form SB-2, for the two years ended December 31, 1995.



/s/ Price Waterhouse LLP

Price Waterhouse LLP
Minneapolis, Minnesota
October 24, 1996